TRADEMARK LICENCE AGREEMENT

Part A： Jinghe Zhang
Part B：Tianjin Joway Shengshi Group Co., Ltd.

Party A and Party B, through friendly negotiations, in respect of the grant of the five patent and a trademark (hereinafter referred to as the Licensed Titles) owned by Part A, to Part B for the rights to use, have agreed to enter into this Agreement as follows:

Article 1  Name and Contents of the Licensed Titles：
1.1 Patent right of utility models: Turmaline wellness mattress (Patent No. ZL 2007 2 0015435.9)
1.2 Paten right of utility models: Turmaline wellness underwear (Patent No. ZL 2007 2 0015434.4)
1.3 Paten right of utility models: A kind of turmaline wellness house (Patent No. ZL 2007 2 0014570.1)
1.4 Paten right of utility models: A kind of activated water machine (Patent No. ZL 2007 2 0014571.6)
1.5 Paten right of design: Drinking water machine (Patent No. ZL 2007 3 0011189.5)
1.6 Trademark: 24 （Registration No. 4794111）

Article 2  Term of License
The agreement shall be valid for a period of ten years form the date of coming into force of the Agreement. The licence to any patent or trademark of the Licensed Titles shall be invalid respectively when its valid period expire. The Agreement is renewable for a further period as may be mutually agreed in writing on expiry of the agreement period.

Article 3  Price
Part A grants Part B to use Licensed Titles free of charge. Pary B afford the relevant expenses about Licensed Titles during the valid period.

Article 4  This Agreement shall become effective on the date of signing and sealing by both parties.

Article 5  This Agreement is made in duplicate, holding the same legal effects, one for each party.

Party A:

Signature:	/s/ Jinghe Zhang
Jinghe Zhang
Date: December 1, 2009

Part B:
Stamp: Tianjin Joway Shengshi Group Co., Ltd.
Date: December 1, 2009